Exhibit 99.1

Kadmon Provides Business Update and Reports Third Quarter 2018 Financial Results

NEW YORK, November 9, 2018 – Kadmon Holdings, Inc. (NYSE: KDMN) today provided a business update and reported financial and operational results for the third quarter of 2018.

“We have made tremendous progress in recent months to advance development of KD025 for the treatment of cGVHD, including receipt of FDA Breakthrough Therapy Designation and the initiation of our registration study,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “We look forward to sharing updated findings from our ongoing Phase 2 trial in an oral presentation at ASH while continuing to enroll patients in the pivotal trial. In parallel, we continue to advance our broader ROCK inhibitor research platform as well as our biologics platform developing IL-15 fusion proteins for immuno-oncology.”

Recent Business Highlights

•

FDA Breakthrough Therapy Designation Granted to KD025 – In October 2018, the U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation to KD025, the Company’s ROCK2 inhibitor, for the treatment of patients with chronic graft-versus-host disease (cGVHD) after failure of two or more lines of systemic therapy

•	Pivotal Clinical Trial of KD025 in cGVHD Initiated – In October 2018, the first patient was dosed in the Company’s pivotal clinical trial of KD025 in cGVHD

Upcoming Milestones

Kadmon is advancing its product candidates and expects to reach a number of pipeline milestones in the coming periods:

•	Open-label Phase 2 clinical trial of KD025 in cGVHD – updated data to be presented at the 60th American Society of Hematology (ASH) Annual Meeting on December 3, 2018
•	Enrollment has been initiated in the pivotal open-label Phase 2 clinical trial of KD025 in cGVHD and the Company expects to complete enrollment in 2H 2019
•	Phase 2 clinical trial of KD025 in scleroderma (systemic sclerosis) – planned initiation 1H 2019
•	Investigational New Drug (IND) submission for KD045 (next-generation pan-ROCK inhibitor) for fibrotic diseases – anticipated 2H 2019
•	IND submission for KD033 (anti-PD-L1/IL-15 fusion protein) for immuno-oncology – anticipated 2H 2019
•	Kadmon is continuing dialogue with the FDA regarding its approval of KD034, the Company’s generic formulation of trientine hydrochloride for the treatment of Wilson’s disease

Financial Results

Third Quarter 2018 Results

Loss from operations for the three and nine months ended September 30, 2018 was $21.3 million and $58.1 million, respectively,  compared to $19.8 million and $51.4 million for the respective periods in 2017.

Revenue was $0.4 million and $1.2 million for the three and nine months ended September 30, 2018,  compared to $2.3 million and $10.8 million for the respective periods in 2017.  The Company does not rely on the revenue generated from its commercial operations; however, the Company leverages its commercial infrastructure to support the development of its clinical-stage product candidates by providing quality assurance, compliance, regulatory and pharmacovigilance capabilities, among others.

Research and development expenses were $11.9 million and $31.9 million for the three and nine months ended September 30, 2018,  compared to $11.8 million and $30.3 million for the respective periods in 2017.

Selling, general and administrative (SG&A) expenses were $9.7 million and $26.7 million for the three and nine months ended September 30, 2018,  compared to $9.1 million and $29.1 million for the respective periods in 2017. The decrease in SG&A expenses for the nine months ended September 30, 2018 is primarily related to a non-cash decrease in share-based compensation of $2.3 million.

Liquidity and Capital Resources

As of September 30, 2018, Kadmon’s cash and cash equivalents totaled $113.4 million, compared to $67.5 million as of December 31, 2017.

About KD025

KD025 is a selective oral inhibitor of Rho-associated coiled-coil kinase 2 (ROCK2), a signaling pathway that modulates inflammatory response. Enrollment is ongoing in KD025-213, a pivotal Phase 2 clinical trial of KD025 in adults with cGVHD who have received at least two prior lines of systemic therapy. In October 2018, the FDA granted Breakthrough Therapy Designation to KD025 for the treatment of cGVHD, which was supported by data from an ongoing Phase 2 clinical trial (KD025-208). In August 2017, the FDA granted Orphan Drug Designation to KD025 for the treatment of cGVHD.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on the date hereof. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Net sales	$198	$1,036	$633	$5,070
License and other revenue	174	1,241	531	5,730
Total revenue	372	2,277	1,164	10,800
Cost of sales	59	277	361	1,110
Write-down of inventory	20	933	265	1,676
Gross profit	293	1,067	538	8,014
Operating expenses:
Research and development	11,918	11,775	31,876	30,278
Selling, general and administrative	9,668	9,121	26,730	29,141
Total operating expenses	21,586	20,896	58,606	59,419
Loss from operations	(21,293)	(19,829)	(58,068)	(51,405)
Total other expense (income)	(7,494)	1,874	(44,771)	9,863
Income tax expense (benefit)	—	—	(562)	316
Net loss	$(13,799)	$(21,703)	$(12,735)	$(61,584)
Deemed dividend on convertible preferred stock	515	490	1,496	1,428
Net loss attributable to common stockholders	$(14,314)	$(22,193)	$(14,231)	$(63,012)

Basic and diluted net loss per share of common stock	$(0.13)	$(0.42)	$(0.15)	$(1.25)
Weighted average basic and diluted shares of common stock outstanding	113,101,776	52,572,880	92,378,205	50,331,163

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)

Cash and cash equivalents	$113,351	$67,517
Other current assets	4,267	2,496
Investment, equity securities	48,072	—
Other noncurrent assets	12,025	13,539
Total assets	$177,715	$83,552

Current liabilities	17,707	56,644
Other long term liabilities	32,126	25,150
Total liabilities	49,833	81,794
Total stockholders’ equity	127,882	1,758
Total liabilities and stockholders’ equity	$177,715	$83,552

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com